As filed with the Securities and Exchange Commission on December 14, 2000

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
Registration Statement
under
The Securities Act of 1933

SEARS, ROEBUCK AND CO.
(Exact name of registrant as specified in its charter)
New York (State of jurisdiction of incorporation of organization)	36-1750680 I.R.S. employer identification no.)

3333 Beverly Road
Hoffman Estates, Illinois 60179
(Address of principal executive offices, including zip code)

SEARS, ROEBUCK AND CO. 2000 EMPLOYEES STOCK PLAN
(Full title of the plan)

Anastasia D. Kelly
Executive Vice President and General Counsel
Sears, Roebuck and Co.
3333 Beverly Road
Hoffman Estates, Illinois 60179
(Name and address of agent for service)

(847) 286-2500
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common Shares, par value $0.75 per share	15,000,000	(2)	(2)	$138,600

(1) The number of shares being registered represents the underlying shares for the stock options, deferred shares and common share equivalents to be granted under The Sears, Roebuck and Co. 2000 Employees Stock Plan.

(2) Pursuant to Rule 457(h), the proposed maximum offering price per share, proposed maximum aggregate offering price and registration fee have been calculated based upon the average of the high and low reported sale prices on December 12, 2000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 7.

Pursuant to General Instruction E to Form S-8, the contents of the company's Registration Statement on Form S-8, File No. 33-64345, as amended by Post-Effective Amendment No. 1 thereto (the Prior Registration Statement) are incorporated herein by reference. This Registration Statement covers 15,000,000 shares which, together with any shares that either remain unissued or have been or may be surrendered or forfeited in connection with the Prior Plans and upon which a fee previously has been paid, constitute the shares issuable under the Sears, Roebuck and Co. 2000 Employees Stock Plan.

Item 8.	Exhibits. The Exhibits to this Registration Statement are listed in the Exhibit Index (below) of this Registration Statement, which Index is incorporated herein by reference.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hoffman Estates, State of Illinois, on December 14, 2000.

SEARS, ROEBUCK AND CO.

By:	Larry R. Raymond* Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:
Signature	Title	Date
Alan J. Lacy*	Director, President, and Chief Executive Officer (Principal Executive Officer)
Jeffrey N. Boyer*	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Glenn Richter*	Vice President and Controller (Principal Accounting Officer)
Arthur C. Martinez*	Director, Chairman of the Board of Directors	December 14, 2000
Hall Adams, Jr.*	Director
Brenda C. Barnes*	Director
Warren L. Batts*	Director
James R. Cantalupo*	Director
W. James Farrell*	Director
Michael A. Miles*	Director
Richard C. Notebaert*	Director
Hugh B. Price*	Director
Dorothy A. Terrell*	Director

*By:	/s/Larry R. Raymond Larry R. Raymond Individually and as Attorney-in-fact

EXHIBIT INDEX

Exhibit Number
3(i)

Restated Certificate of Incorporation of Sears, Roebuck and Co. as amended (Incorporated by reference to Exhibit 3(i) to Registrant's Annual Report on Form 10-K for the year ended January 1, 2000 [SEC File No. 1-416]).

3(ii)

By-Laws of Sears, Roebuck and Co. as amended (Incorporated by reference to Exhibit 3(ii) to the Annual Report on Form 10-K of Sears, Roebuck and Co. for the year ended January 1, 2000 [SEC File No. 1-416]).

4(i)(a)	Text of the 1990 Employees Stock Plan (Incorporated by reference to Appendix A to the Registrant's Proxy Statement dated March 22, 1990 [SEC File No. 1-416]).
4(i)(b)	Text of the 1994 Employees Stock Plan (Incorporated by reference to Appendix A to the Registrant's Proxy Statement dated March 23, 1994 [SEC File No. 1-416]).
4(i)(c)

Form of restricted stock grants under Registrant's 1990 Employees Stock Plan (Incorporated by reference to Exhibit 4(i) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993 [SEC File No. 1-416]).

4(i)(d)

Form of restricted stock grants under Registrant's 1994 Employees Stock Plan (Incorporated by reference to Exhibit 4(ii) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994 [SEC File No. 1-416]).

4(i)(e)	Text of the Sears, Roebuck and Co. 2000 Employees Stock Plan (Incorporated by reference to Appendix A to the Registrant's proxy statement dated March 17, 2000 [SEC File No. 1-416]).
5	Opinion of Anastasia D. Kelly.*
15	Awareness Letter of Deloitte & Touche LLP.*
23(a)	Consent of Deloitte & Touche LLP.*
23(b)	Consent of Anastasia D. Kelly (included in Exhibit 5).
24(a)	Power of Attorney of certain officers and directors.*
24(b)	Power of Attorney of an officer and director.*

*Filed herewith